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                                                                     Exhibit 4.2


                            WESTLINKS RESOURCES LTD.

                                      AND

                                REPRESENTATIVES'

                               WARRANT AGREEMENT

     REPRESENTATIVES' WARRANT AGREEMENT dated as of _______________ , 2000 by and between WESTLINKS RESOURCES LTD., (the "Company") and [the Underwriters] (collectively the "Representatives").

                                  WITNESSETH:

     WHEREAS, the Company proposes to issue to the Representatives 200,000 warrants (each a "Representatives' Warrant") each to purchase one share of the Company's no par value common stock, (the "Common Stock").

     WHEREAS, the Representatives have agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated _______________ , 2000 by and between the Representatives and the Company, to act as the Representatives in connection with the Company's proposed public offering (the "Public Offering") of 1,000,000 shares of Common Stock and 1,000,000 common stock purchase warrants (the "Offering Securities"); and

     WHEREAS, the Representatives' Warrants to be issued pursuant to this Agreement will be issued on the Firm Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representatives in consideration for, and as part of, the Representatives' compensation in connection with the Representatives' acting as the Representatives pursuant to the Underwriting Agreement and in such amounts as the Representatives shall advise the Company in writing;

     NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of One Hundred Dollars ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. The Holder (as defined in Section 3 below) is hereby granted the right to purchase, at any time from _______________ , 2001 until 5:00 p.m., New York time, _______________ , 2005, up to 200,000 shares of Common Stock, at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $________ per share of Common Stock subject to the terms and conditions of this Agreement. The securities issuable upon exercise of the Representatives' Warrant are sometimes referred to herein as the "Representatives' Securities."



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     2.  Warrant Certificates. The warrant certificate (the "Representatives'
Warrant Certificate") to be delivered pursuant to this Agreement shall be in the form set forth in the attached Warrant Certificate and is made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.  Exercise of Representatives' Warrant.

         The Representatives' Warrant is exercisable during the term set forth in Section 1 hereof payable by certified or cashier's check or money order in lawful money of the United States. Upon surrender of the Representatives' Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Representatives' Securities (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office, the registered holder of a Representatives' Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Representatives' Securities so purchased. The purchase rights represented by each Representatives' Warrant Certificate are exercisable at the option of the Holder or Holders thereof, in whole or in part as to Representatives' Securities. The Representatives' Warrant may be exercised to purchase all or any part of the Representatives' Securities represented thereby. In the case of the purchase of less than all the Representatives' Securities purchasable on the exercise of the Representatives' Warrant represented by a Representatives' Warrant Certificate, the Company shall cancel the Representatives' Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Representatives' Warrant Certificate of like tenor for the balance of the Representatives' Securities purchasable thereunder.

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     4.  Issuance of Certificates. Upon the exercise of the Representatives'
Warrant and payment of the Purchase Price therefor, the issuance of certificates representing the Representatives' Securities or other securities, properties or rights underlying such Representatives' Warrant, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Representatives' Warrant Certificates and the certificates representing the Representatives' Securities or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. The Representatives' Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange.

     5. Restriction On Transfer of Representatives' Warrant. The Holder of a Representatives' Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that until _______________ , 2005, the Representatives' Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except to officers and partners of the Representatives (but not directors), or any Public Offering selling group member and their respective officers and partners, ("Permitted Transferees"). Thereafter the Representatives' Warrant may be transferred, assigned, hypothecated or otherwise disposed of in compliance with applicable law.

     6.  Purchase Price.

         (a) Initial and Adjusted Purchase Price. Except as otherwise provided in Section 8 hereof, the initial purchase price of the Representatives' Securities is set forth in


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Section 1. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 8 hereof.

         (b) Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

     7.  Registration Rights.


         (a) Registration Under the Securities Act of 1933 as amended ("Act"). The Representatives' Warrant may have not been registered under the Act. The Representatives' Warrant Certificates may bear the following legend:


         "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion and counsel shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available."


         (b) Demand Registration. (1) At any time commencing on the first anniversary of and expiring on the fifth anniversary of the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Holders of a Majority (as hereinafter defined) in interest of the Representatives' Warrant, or the Majority in interest of the Representatives' Securities (assuming the exercise of all of the Representatives' Warrant) shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the U.S. Securities and Exchange Commission (the "Commission"), on one (1) occasion, a registration statement on Form S-1 or SB-2 or other appropriate form, and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale, of the Representatives' Securities by such Holders and any other Holders of the Representatives' Warrant and/or the Representatives' Securities who notify the Company within fifteen (15) business days after receipt of the notice described in Section 7(b)(2).

              (2) The Company covenants and agrees to give written notice of any registration request under this Section 7(b) by any Holders to all other registered Holders of the Representatives' Warrant and the Representatives' Securities within ten (10) calendar days from the date of the receipt of any such registration request.

              (3) For purposes of this Agreement, the term "Majority" in reference to the Holders of the Representatives' Warrant or Representatives' Securities, shall mean in excess of fifty percent (50%) of the then outstanding Representatives' Warrant or



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Representatives' Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.


              (4) The Company shall have no obligation to prepare and file a registration statement pursuant to this Section 7(b) if, within twenty (20) days after the Company receives such a demand for registration, the Company agrees, or insiders who own individually more than 5% of the Company's outstanding Common Stock agree, to purchase the Holder's Warrants and/or Warrant Shares from the requesting Holders at a price equal to the difference between the Exercise Price then in effect and the then current market price of the Company's Common Stock. The market price of the Company's Common Stock shall be the average of the closing asked prices for the Company's Common Stock during the ten (10) business days period preceding such request.


         (c) Piggyback Registration. (1) If, at any time within the period commencing on the first anniversary and expiring on the sixth anniversary of the Effective Date, the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), it will give written notice at least twenty (20) calendar days prior to the filing of each such registration statement to the Representatives and to all other Holders of the Representatives' Warrant and/or the Representatives' Securities of its intention to do so. If a Representatives or other Holders of the Representatives' Warrant and/or the Representatives' Securities notify the Company within fifteen (15) calendar days after receipt of any such notice of its or their desire to include any Representatives' Securities in such proposed registration statement, the Company shall afford the Representatives and such Holders of the Representatives' Warrant and/or Representatives' Securities the opportunity to have any such Representatives' Securities registered under such registration statement. Notwithstanding the provisions of this Section 7(c)(1) and the provisions of Section 7(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c)(1) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


              (2) If the managing underwriter of an offering to which the above piggyback rights apply, in good faith and for valid business reasons, objects to such rights, such objection shall preclude such inclusion.

         (d) Covenants of the Company With Respect to Registration. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:


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              (1)  The Company shall use its best efforts to file a registration statement within thirty (30) calendar days of receipt of any demand therefor pursuant to Section 7(b); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-K or Form 10-Q (or Form 10-KSB or Form 10-QSB), as the case may be. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Representatives' Securities such number of prospectuses as shall reasonably be requested.

              (2) The Company shall maintain the effectiveness of the registration statement for a period of time equal to the lesser of 9 months or until such time as all of the Warrant Shares have been sold pursuant to the registration statement.

              (3) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.


              (4) The Company will use its best efforts to qualify or register the Representatives' Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

              (5) The Company shall indemnify the Holders of the Representatives' Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Representatives contained in Section 8 of the Underwriting Agreement.

              (6) The Holders of the Representatives' Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Representatives have agreed to indemnify the Company.



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              (7)   Nothing contained in this Agreement shall be construed as
requiring the Holders to exercise their Representatives' Warrant prior to the initial filing of any registration statement or the effectiveness thereof, provided that such Holders have made arrangements reasonably satisfactory to the Company to pay the exercise price from the proceeds of such offering.


              (8) The Company shall furnish to each Representatives for the offering, if any, such documents as such Representatives may reasonably require.

              (9) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

              (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing Representatives copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and Representatives to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.


              (11) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Representatives' Securities requested to be included in such underwriting, provided, however that such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter or underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders (in respect of a registration under Section 7(b) only) and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Representatives' Securities. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.



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     8.  Adjustments to Purchase Price and Number of Securities.

         (a) Computation of Adjusted Purchase Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances referred to in Section 8(g) hereof), including shares held in the Company's treasury, for a consideration per share representing a discount greater than 10% to the "Market Price" (as defined in Section 8(a)(6) hereof) per share of Common Stock on the date such sale is approved by the Company, or without consideration, such as pursuant to a stock split or stock dividend, then forthwith upon approval of any such issuance or sale, the Purchase Price of the Common Stock shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by dividing (i) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Purchase Price in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Stock outstanding immediately after such issue or sale provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by
Section 8(c) hereof.

         For the purposes of this Section 8, the term "Purchase Price" shall mean the Purchase Price of the Common Stock forming a part of the Representatives' Securities set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

         For the purposes of any computation to be made in accordance with this
Section 8(a), the following provisions shall be applicable:

              (1) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to Representatives or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by Representatives or dealers or others performing similar services, or any expenses incurred in connection therewith.

              (2) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale


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of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

              (3) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (4) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 8(a)(2).

              (5) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares of Common Stock issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

              (6) As used herein in the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through the NASD Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         (b) Options, Rights, Warrant and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the stockholders of the Company and Holders of Representatives' Warrant pursuant to Section 8(i) hereof, if the Company shall at any time after the date hereof issue options, rights or warrants to purchase shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than the issuances referred to in Section 8(g) hereof), (i) for a consideration per share representing a discount greater than 10% to the Market Price (including the issuance thereof without consideration such as pursuant to a stock split or stock by way of dividend or other distribution), or (ii) without consideration, the Purchase Price in effect immediately prior to the issuance of such

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options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8(a) hereof, provided that:

              (1) The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Representatives' Warrant), if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 8(b)(1) (and for the purposes of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not be expired or terminated unexercised.

              (2) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Representatives' Warrant) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason or redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this Section 8(b)(2) (and for the purpose of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.


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              (3)  If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 8(b)(1), or in the price per share at which the securities referred to in Section 8(b)(2) are convertible or exchangeable, and if a change in the Purchase Price has not occurred by reason of the event giving rise to the change in the price per share of such other options, rights, warrants, or convertible or exchangeable securities, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, the shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         (c) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or increased in the case of combination.

         (d) Adjustment in Number of Securities. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Representatives' Securities issuable upon the exercise of the Representatives' Warrant shall be adjusted to the nearest whole share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Representatives' Securities issuable upon exercise of the Representatives' Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

         (e) Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean the class of stock designated as Common Stock in the Certificate of Incorporation, of the Company as it may be amended as of the date hereof.

         (f) Reclassification, Merger or Consolidation. The Company will not merge, reorganize or take any other action which would terminate the Representatives' Warrant without first making adequate provision for the Representatives' Warrant. In case of any reclassification or change of the outstanding shares of Common Stock issuable upon exercise of the outstanding warrants (other than a change in par value to no par value, or from nor par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the


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Company as an entirety or substantially as an entirety, the Holders of each
Representatives' Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Representatives' Warrant) to purchase, upon exercise of such Representatives' Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owner of the shares of Common Stock underlying the Representatives' Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Representatives' Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holders had exercised the Representatives' Warrant. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental Representatives' warrant agreement to such effect. Such supplemental Representatives' warrant agreement shall provide for adjustments which shall be identical to the adjustment provided for in this Section 8. The provisions of this Section 8(f) shall similarly apply to successive consolidations or mergers.


         (g) No Adjustment of Purchase Price in Certain Cases. No adjustment of the Purchase Price shall be made unless the adjustment first meets the threshold described in paragraph 8(a), and no adjustment shall be made:


              (1) Upon the issuance or sale of (i) the Representatives' Warrant or the securities underlying the Representatives' Warrant, (ii) the securities sold pursuant to the Public Offering (including those sold upon exercise of the Representatives' over-allotment option), or (iii) the shares issuable pursuant to the options, warrants, rights, stock purchase agreements or convertible or exchangeable securities outstanding or in effect on the date hereof or pursuant to any compensatory stock plan as described in the prospectus relating to the Public Offering, or (iv) "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, for not less than 50% of Market Price.


              (2) If the amount of said adjustments shall aggregate less than two ($.02) cents for one (1) share of Common Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall aggregate at least two ($.02) cents for one (1) share of Common Stock. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any warrant or warrants held by them.


     9. Exchange and Replacement of Warrant Certificates. Each Representatives' Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Representatives' Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Representatives' Securities in such denominations as shall be designated by the Holders thereof at the time of such surrender.

     10. Loss, Theft, etc. of Certificates Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representatives' Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representatives' Warrant Certificates, if mutilated, the Company will make and deliver a new Representatives' Warrant Certificate of like tenor, in lieu thereof.

     11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Representatives' Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Representatives' Warrant held of record by such Holder the fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.


     12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Representatives' Warrant, such number of shares of Common Stock or other securities and properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Representatives' Warrant and payment of the Purchase Price therefor, all the shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Representatives' Warrant shall be outstanding, the Company shall use its best efforts to cause the Common Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed or quoted.


     13. Notices to Representatives' Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Representatives' Warrant and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or five days after being mailed by registered or certified mail, return receipt requested:


         (a) If to the registered Holders of the Representatives' Warrant, to the address of such Holders as shown on the books of the Company; or


         (b) If to the Company to the address shown in the Underwriting Agreement or to such other address as the Company may designate by notice to the Holders.


     15. Supplements and Amendments. The Company and the Representatives may from time to time supplement or amend this Agreement without the approval of any Holders of Representatives' Warrant Certificates (other than the Representatives) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which the

Company and the Representatives deem shall not adversely affect the interests of the Holders of Representatives' Warrant Certificates.

     16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Representatives, the Holders and their respective successors and assigns hereunder.


     17. Termination. This Agreement shall terminate at the close of business five years from the date hereof. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statue of limitations.


     18. Governing Law; Submission to Jurisdiction. This Agreement and each Representatives' Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.

     19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority in Interest of the Representatives' Securities (for this purpose, treating all then outstanding Representatives' Warrants as if they had been exercised).


     20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.


     22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representatives and any other registered Holders of the Representatives' Warrant Certificates or Representatives' Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representatives and any other Holders of the Representatives' Warrant Certificates or Representatives' Securities.


     23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     24. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Representatives and their respective successors and assigns and the Holders from time to time of the Representatives' Warrant Certificates or any of them.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                    WESTLINKS RESOURCES LTD.

                                    By:
                                        -------------------------------------
                                        Chief Executive Officer


                                    [Underwriter], for itself and as
                                    Representatives of the Several Underwriters listed On Schedule A

                                    By:
                                        -------------------------------------
                                        Chief Executive Officer





                                    [Underwriter], for itself and as
                                    Representatives of the Several Underwriters listed on Schedule A

                                    By:
                                        -------------------------------------
                                        Chief Executive Officer

                                   SCHEDULE A

                                       TO


                       REPRESENTATIVES' WARRANT AGREEMENT

                                    BETWEEN

                            WESTLINKS RESOURCES LTD.

                                      AND

                         MERIT CAPITAL ASSOCIATES, INC.

                                      AND

                             SPENCER EDWARDS, INC.


REPRESENTATIVES

Merit Capital Associates, Inc.
Spencer Edwards, Inc.



UNDERWRITERS: